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                                                                   EXHIBIT 10.54

                              William J. Smith, III
                              1225 Bent Creek Drive
                              Southlake, Texas 76092

                              December 10, 1999


F. George Dunham III
Chairman and CEO
INSpire Insurance Solutions, Inc.
300 Burnett Street
Fort Worth, TX 76102-2799

Dear George:

     This is to confirm our discussion whereby I have indicated my intent to resign my position as an officer and director of INSpire Insurance Solutions, Inc. ("INSPIRE") effective January 7, 2000. You have agreed to waive the notice of termination of employment requirement as currently set forth in my employment agreement as amended by letter dated October 14, 1999 so that my intention to resign may be communicated to the board of directors at its scheduled meeting on December 10, 1999 rather than waiting to give such notice until January 1, 2000.

     In consideration for your waiver of the notice requirement, I agree that all of my outstanding stock options issued to me by INSpire are hereby canceled and I waive any rights to exercise any stock options after the date of this letter. Accordingly, this letter constitutes my release of INSpire from any claim with respect to stock options issued to me, and I acknowledge that any stock options I held are now canceled and no longer outstanding.

                            Yours truly,

                            /s/  WILLIAM J. SMITH, III

                            William J. Smith, III



Acknowledged and Agreed:

INSpire Insurance Solutions, Inc.


By:/s/ F. GEORGE DUNHAM, III
   ----------------------------
   F. George Dunham, III
   CEO